ARTICLES OF INCORPORATION
(As filed with the Wyoming Secretary of State on Oct 4 2019 11:29AM)

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
     Juro System Inc.

II. The name and physical address of the registered agent of the corporation is:
     Registered Agents Inc.
     30 N Gould St Ste R
     Sheridan, WY 82801

III. The mailing address of the corporation is:
     30 N Gould St
     Ste 4836
     Sheirdan, WY 82801

IV. The principal office address of the corporation is:
          30 N Gould St
          Ste 4836
          Sheirdan, WY 82801

V.  The number, par value, and class of shares the corporation will have the authority to issue are:
     Number of Common Shares: 100,000,000       Common Par Value:  $10.0000
     Number of Preferred Shares:  0             Preferred Par Value:  $0.0000

VI.  The name and address of each incorporator is as follows:
     Registered Agents Inc.
     30 N Gould St Ste R, Sheridan, WY 82801

Signature:   /s/ RILEY PARK         Date: 10/04/2019
Print Name:  Riley Park
Title:  Authorized Individual
Email:  reports@registeredagentsinc.com
Daytime Phone #:  (307)200-2803